Exhibit 32.1

Certification of Chief Executive Officer Required by Rule 13a-14(b)

and Section 1350 of Chapter 63 of Title 18 of the United States Code

I, J. Reid Porter, the President and Chief Executive Officer of PRP-GP LLC, which is the Administrative Managing General Partner of Phosphate Resource Partners Limited Partnership (“PLP”), and in that capacity also the chief executive officer of PLP, certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2004 of PLP as amended by Amendment No. 1 thereto fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of PLP.

September 14, 2004

/s/ J. Reid Porter
J. Reid Porter